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                        VERISIGN, INC. AND SUBSIDIARIES

                                 EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS
                                (Signio, Inc.)

The Board of Directors and Stockholders
VeriSign, Inc.:

We consent to incorporation by reference in the registration statements
(Nos. 333-45237, 333-46803, 333-58583 and 333-82941) on Form S-8 and
registration statements (Nos. 333-74393, 333-77433 and 333-89991) on Form S-3 of VeriSign, Inc. of our report dated February 29, 2000, relating to the balance sheets of Signio, Inc. (formerly PaymentNet, Inc.) as of December 31, 1999 and 1998, and the related statements of operations, shareholders' equity (deficit), and cash flows for the years then ended which report appears herein.


                                                            /s/ KPMG LLP

San Francisco, California
March 10, 2000

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